Exhibit 10.42

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (the “Assignment and Assumption Agreement”) is dated as of September 30th, 2004 by and between SSL Americas, Inc., a New Jersey corporation (“Assignor”), and Silipos, Inc., a Delaware corporation (“Assignee”).  Capitalized terms not defined herein shall have the meanings given to them in the Agreement (as defined herein).

W I T N E S S E T H:

WHEREAS, Assignor is a party to that certain Patent License Agreement by and between Applied Elastomerics, Inc. and Assignor, dated November 30, 2001, and as amended November 30, 2001 (the “License Agreement”); and

WHEREAS, in connection with that certain Stock Purchase Agreement dated September 22, 2004 (the “Agreement”), Assignee has agreed to assume, effective as of the Closing, and from and after the Closing Date, Assignee shall be responsible for all of the obligations and duties of Assignor arising from and in connection with the terms of the License Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

1.             Assignment.  Pursuant to, and in connection with, the Agreement, Assignor hereby assigns, transfers and sets over to Assignee, all of Assignor’s rights, title and interest in, to and under the License Agreement.

2.             Assumption.  Pursuant to, and in connection with, the Agreement, Assignee hereby assumes all of the obligations and duties of Assignor arising from and after the date hereof under the terms and conditions of the License Agreement; provided, that Assignee expressly does not assume and is not responsible for any breach, act or omission of Assignor under, or any liability or obligation arising under, the License Agreement prior to the date hereof.

3.             Ratification.  All other terms and conditions of the License Agreement shall remain in full force and effect.

4.             Successors and Assigns.  This Assignment and Assumption Agreement shall be binding upon and shall inure to the benefit of all the successors and assigns, respectively, of Assignor, and Assignee.

5.             Governing Law.  This Assignment and Assumption Agreement shall be governed by the laws of the State of Delaware without regard to conflict of law provisions of any jurisdiction.

6.             Counterparts.  This Assignment and Assumption Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, notwithstanding that the parties hereto are not signatories to the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

ASSIGNOR:

SSL AMERICAS, INC.

By:	/s/ Robert Kaiser
Name:	Robert Kaiser
Title:	Vice President

ASSIGNEE

SILIPOS, INC.

By:	/s/ Robert Kaiser
By:
Name:	Robert Kaiser
Title:	Vice President